UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 16, 2019

INTERNATIONAL ISOTOPES INC.

(Exact Name of Registrant as Specified in Its Charter)

Texas	0-22923	74-2763837
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4137 Commerce Circle Idaho Falls, Idaho	83401
(Address of Principal Executive Offices)	(Zip Code)

208-524-5300

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.

Submission of Matters to a Vote of Security Holders.

On July 16, 2019, International Isotopes Inc. (the “Company”) held its 2019 Annual Meeting of Shareholders (the “Annual Meeting”) at the Company’s headquarters in Idaho Falls, Idaho.  At the Annual Meeting, there were 363,038,884 shares of the Company’s common stock represented to vote either in person or by proxy, or approximately 86.48% of the outstanding shares of common stock, which represented a quorum.  The final results of voting for each matter submitted to a vote of the shareholders at the Annual Meeting are as follows:

1.

Steve T. Laflin, Christopher Grosso and Robert Atcher were elected as directors of the Company, each to serve a one-year term and until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Steve T. Laflin	182,657,954	912,807	179,468,123
Christopher Grosso	180,414,617	3,156,144	179,468,123
Robert Atcher	182,915,448	655,313	179,468,123

2.

Haynie & Company was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019, by the following votes:

Votes For	Votes Against	Abstain
362,322,407	431,852	284,625

3.

The proposal regarding the advisory vote to approve the compensation of the Company’s named executive officers was approved based on the following votes:

Votes For	Votes Against	Abstain	Broker Non-Votes
182,402,750	997,615	170,396	179,468,123

4.

The proposal regarding the advisory vote on the frequency of future advisory votes to approve the compensation of the Company’s named executive officers was approved with future shareholder advisory votes to occur every three years based on the following votes:

Votes For 1 Year	Votes For 2 Years	Votes For 3 Years	Abstain	Broker Non-Votes
80,649,503	229,970	102,065,012	626,276	179,468,123

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL ISOTOPES INC.

Date: July 18, 2019
	By:	/s/ Laurie McKenzie-Carter
Laurie McKenzie-Carter Chief Financial Officer and Secretary

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